Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated March 10, 2021, relating to the consolidated financial statements of BT Brands, Inc., appearing in the Prospectus, which is incorporated by reference in the Registration Statement.  We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Boulay PLLP

Minneapolis, Minnesota

November 12, 2021